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                                TRANSITIONAL AGREEMENT


    This Transitional Agreement ("Agreement"), is made as of the _____ day of ______________________, 1996, by and between Meridian National Corporation, a Delaware Corporation ("Meridian"), and Environmental Purification Industries, Inc., a Delaware Corporation ("EPI").

    WHEREAS, EPI is a wholly-owned subsidiary of Meridian;

    WHEREAS, National Purification, Inc., an Ohio Corporation ("NPI") and MEPI Corp., an Ohio Corporation ("MEPI") are wholly-owned subsidiaries of EPI;

    WHEREAS, Environmental Purification Industries Company, an Ohio general partnership ("EPIC"), is owned 99% by NPI and 1% by MEPI;

    WHEREAS, EPI intends to sell shares of EPI common stock, $.01 par value, in a public offering (the "Offering") pursuant to an effective Registration Statement on Form S-1;

    WHEREAS, upon consummation of the Offering (the "Closing") EPI will be at least 50% publicly held;

    WHEREAS, Meridian currently provides various services to EPI, NPI, MEPI and EPIC, including services relating to tax matters, employee benefit programs, accounting and other financial services, as well as legal services;

    WHEREAS, to facilitate an orderly separation of EPI and Meridian over a Transition Period (hereinafter defined), Meridian and EPI desire to enter into this Agreement;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


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    Section 1.     SERVICES.  EPI engages Meridian to provide and Meridian
agrees to provide to EPI such administrative services as may reasonably be required with respect to (a) tax administration, consulting and reporting,
(b) tax return preparation and filing, (c) employee benefit program administration, consulting and reporting, (d) payroll processing, administration, consulting and reporting, (e) accounting and other financial services administration, consulting and reporting, (f) financial institution administration, consulting and reporting, (g) cash management administration, consulting and reporting, (h) Securities and Exchange Commission administration, consulting and reporting, (i) NASDAQ administration, consulting and reporting,
(j) underwriting administration and consulting, (k) shareholder administration, consulting and relations, (l) transfer agent administration, consulting and reporting, (m) computer software administration and consulting, (n) computer programming, installation and maintenance, (o) electronic data processing and report generation and distribution, (p) human resources administration, consulting and reporting, (q) legal services administration and consulting, and
(r) insurance administration, monitoring and reporting, as well as such other similar services as EPI may reasonably request (collectively, the "Services"). The Services will be provided at such times and with respect to such matters as EPI may reasonably request from time to time and will be of the same type and quality that Meridian would provide in connection with its own business operations. This Agreement does not include or incorporate any lease or sublease arrangements or agreements between or among EPI, Meridian or Chicago Investors relating to the leasing of real estate.

    Section 2. TERM. This Agreement shall commence on the date of the Closing and will continue for a period of [one] year from such date (the "Transition Period"). EPI shall have the right to extend the Transition Period for a period of up to six (6) months by delivering written

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notice to Meridian at least thirty (30) days prior to the end of the initial one-year period. Notwithstanding the foregoing, the provisions contained in Sections 5 and 6 shall survive this Agreement for a period of three (3) years from the date of the Closing.

    Section 3. FEES. As compensation for Services rendered under this Agreement, EPI will pay to Meridian a fee equal to the actual allocable cost to Meridian to provide such Services, including allocable costs of the compensation of employees, computer time and storage space, allocable overhead and out-of-pocket expenses. Fees will be payable within thirty (30) days after submission to EPI of detailed invoices by Meridian. Invoices will be delivered no less often than __________ and will contain sufficient detail to provide an appropriate basis for confirmation and computation of the accuracy and fairness of each item of the fee.

    Section 4.     INSURANCE.

         (a) Except as otherwise agreed by the parties, all policies of liability, fire, workers' compensation, directors and officers and other forms of insurance insuring EPI and its business, properties and assets will be maintained by Meridian until the Closing, unless EPI obtains appropriate coverage at an earlier date.

         (b) Following the Closing, EPI will be responsible for obtaining insurance policies covering its business, properties and assets unless the parties agree otherwise in writing.

    Section 5. CONFIDENTIAL INFORMATION. With respect to all materials, documents, programs, data and information furnished to EPI by Meridian or to Meridian by EPI in connection with this Agreement (the "Information"), the recipient thereof (a) will use its best efforts to keep such Information confidential and will not reveal such Information to third parties except as permitted under this Section, and (b) will not use such Information except in connection

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with providing services pursuant to this Agreement.  The recipient of
Information will employ at least the same degree of care to avoid disclosure of such Information that it employs with respect to its own information deemed confidential. The provisions of this Section do not extend to any portions of Information which become generally available to the public other than as a result of a disclosure by the recipient or its representatives, subsidiaries or affiliates, or be deemed to restrict the recipient from complying with any court or government order, request or decree to produce any Information, but upon receiving notice that any such order or decree is being sought, the recipient will promptly give the party furnishing the Information notice thereof and agree to cooperate with the furnishing parties' efforts, if any, to contest the issuance of such order or decree.

    Section 6. ARBITRATION. If any claim, controversy or dispute arises between Meridian and EPI in connection with this Agreement, such claim, controversy or dispute will be resolved by final and binding arbitration.

    Any dispute submitted to arbitration pursuant to this Section 6 will be finally and conclusively determined by the decision of a board of arbitration consisting of three members (the "Board of Arbitration"), selected as hereinafter provided. Meridian and EPI will each select one member of the Board of Arbitration and the third member of the Board of Arbitration will be selected by mutual agreement of the two previously selected members, or if such previously selected members fail to reach agreement on such third member within 20 days after the date by which the first two members are both selected, such third member will thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the two previously selected members. If either Meridian or EPI, as the case may be, refuses, neglects or otherwise fails to appoint its respective member of the Board of Arbitration within 30 days after

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its receipt of written notice from the other party requesting it to do so, such requesting party may appoint the two initial members of the Board of Arbitration. The Board of Arbitration will meet in Toledo, Ohio, or such other place as the parties may agree upon, and will reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration). In connection with rendering its decision, the Board of Arbitration will adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration will be rendered no more than 30 days following commencement of proceedings with respect thereto. The Board of Arbitration will deliver a written decision to each party to the arbitration. Any decision made by the Board of Arbitration (either prior to or after the expiration of such 30 day period) will be final, binding and conclusive on each party to the arbitration and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any such arbitration will bear its own costs and expenses in relation thereto, including, but not limited to, such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such respective party; PROVIDED, HOWEVER, that the expenses and fees of the third member of the Board of Arbitration and other expenses of the Board of Arbitration not capable of being attributed to any one member appointed by the parties hereto will be borne in equal parts by Meridian and EPI.

    Section 7.     FORCE MAJEURE.

         (a) Meridian will not be liable for any interruption of services, delay or failure to perform under this Agreement when such interruption, delay or failure results from cause beyond Meridian's reasonable control or from any act or failure to act of EPI, or as the result of strikes, lock-outs or other labor difficulties; acts of any government, riot,

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    insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain necessary labor, materials or utilities from usual sources. In such event, Meridian's obligations hereunder will be postponed for such time as its performance is suspended or delayed. Meridian promptly will notify EPI, either orally or in writing, upon learning of the occurrence of such event of force majeure. In such case, Meridian will use all reasonable efforts to resume its performance with the least possible delay.

         (b) If Meridian's performance under this Agreement is suspended in whole or in part for more than 14 calendar days due to an event of force majeure, EPI will be entitled at its sole cost and expense to arrange alternative sources of Services for a period of time equal to the greater of: (i) the time that Meridian advises it will be unable to perform, or
    (ii) the time reasonably necessary for EPI to induce another supplier of Services to supply such Services to EPI.

         (c) In the event of any failure, interruption or delay in performance of the Services, whether excused or unexcused, Meridian will use all reasonable efforts to restore the Services as soon as reasonably possible in accordance with Meridian's contingency plans for such Services.

         (d) Meridian may temporarily shut down for maintenance purposes the operation of the facilities providing any Service whenever in its judgment, reasonably exercised, such action is necessary. In the event maintenance is non-scheduled, Meridian will notify EPI that maintenance is required.
    If the facilities normally used for such Services are shut down for preventive or non-scheduled maintenance, Meridian will cooperate with EPI to try to arrange alternative facilities at EPI's request and sole cost

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    and expense.  Meridian will give EPI as much advance written notice of any such shutdown as is practicable. Where written notice is not feasible, oral notice will be given and promptly confirmed in writing. Except for the obligation to cooperate to try to arrange for alternative facilities referred to above, Meridian will be relieved of its obligations to provide Services during the period that its facilities are so shut down but will use reasonable efforts to minimize each period of shutdown for such purpose and to schedule such shutdown so as not to inconvenience or disrupt the operations of EPI.

    Section 8. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including other agreements and documents referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

    Section 9. EXPENSES. Except as otherwise set forth in this Agreement, all costs and expenses arising prior to the Closing (whether or not then payable) in connection with the preparation, execution, delivery and implementation of this Agreement, and the consummation of the transactions contemplated by the Offering, will be paid by EPI to the extent that appropriate documentation concerning such costs and expenses is provided to EPI. Such costs and expenses include, without limitation, printing and distribution of the Registration Statement.

    Section 10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without regard to the principles of conflicts of laws thereof.

    Section 11. NOTICES. All notices and other communications hereunder will be in writing and will be delivered by hand or mailed by registered or certified mail (return-receipt requested)

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to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

    To Meridian:        Meridian National Corporation
                        805 Chicago Street
                        Toledo, Ohio  43611
                        Attention:  William D. Feniger


    To EPI:             Environmental Purification Industries, Inc.
                        810 Chicago Street
                        Toledo, Ohio  43611
                        Attention:  Bruce F. Maison


    With a copy to:     Benesch, Friedlander, Coplan & Aronoff P.L.L.
                        2300 BP America Building
                        200 Public Square
                        Cleveland, Ohio  44114-2378
                        Attention:  Lawrence M. Bell


    Section 12. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

    Section 13. ASSIGNMENT; SUCCESSORS. Neither Meridian nor EPI may assign any of its rights or benefits under this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld or delayed. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

    Section 14. TERMINATION. This Agreement may be terminated at any time prior to the Closing by and in the sole discretion of the Meridian Board of Directors without the approval of EPI or of Meridian's stockholders. In the event of such termination, no party will have any liability of any kind to any other party.

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    Section 15.    NO THIRD PARTY BENEFICIARIES.  This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

    Section 16. TITLES AND HEADINGS. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    Section 17. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder will be specifically enforceable.

    Section 18. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same document.

    IN WITNESS WHEREOF, the parties have caused this Transitional Agreement to be executed as of the day and year first above written.

                             MERIDIAN NATIONAL CORPORATION


                             By:___________________________________


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                                William D. Feniger
                                Chief Executive Officer


                             ENVIRONMENTAL PURIFICATION
                               INDUSTRIES, INC.


                             By:___________________________________
                                Bruce Maison
                                President and Chief Executive Officer

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